FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2019 FIRST QUARTER RESULTS

West Palm Beach, FL - February 14, 2019 - Forward Industries, Inc. (NASDAQ:FORD), a single source solution provider for the full spectrum of hardware and software product design and engineering services as well as a designer and distributer of carry and protective solutions, today announced financial results for the first quarter of fiscal year ended September 30, 2019.

First Quarter 2019 Financial Highlights

  Loss from Operations was $481 thousand compared to income from operations of $51 thousand for the first quarter of 2018.

  Revenues were $10.2 million compared to $6.3 million for the first quarter of 2018.

  Gross profit percentage declined to 12.8% in the first quarter of 2018 compared to 15.8% in the first quarter of 2018.

  Net loss for the quarter was $531 thousand compared to net income of $47 thousand in the first quarter of 2018.

  Loss per share was $.06 per share compared to $.01 per share for the first quarter of 2018.

Terry Wise, Chief Executive Officer of Forward Industries, stated, "During the first quarter of 2019 we have been engaged in earnest discussions relating to a strategic collaboration with a Swedish company, Mooni AB International, to secure a portfolio of smart enabled products distributed and sold to retail outlets in the US. The terms of this collaboration have been now agreed. This enhanced product and retail capability will significantly augment our strategy in establishing new routes to market. For the quarter, our organic business continued in line with our expectations. In the design division, due to unexpected overruns on two design and development projects, some substantial costs were incurred without related revenues. We continue to develop a promising pipeline. We are extremely excited about the potential for the future."

For the quarter, our organic business continued in line with our expectations. In the design division, due to unexpected overruns on two design and development projects, some substantial costs were incurred without related revenues. We continue to develop a promising pipeline and are extremely excited about the potential for the future."

The tables below are derived from the Company's condensed consolidated financial statements included in its Form 10-Q filed on February 14, 2019 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company's results of operations and financial condition relating to the fiscal quarter ended December 31, 2018 and 2017. Please also refer to the Company's Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding opportunities from our investment in products, anticipated outcome from our collaboration with Mooni and promising pipeline of future opportunities. Forward has tried to identify these forward-looking statements by using words such as "may", "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of our sales people, failure to develop products at a profit, unanticipated issues with Mooni and their relationship with retail outlets in the U.S., failure to commercialize products that we develop and unanticipated issues with our affiliated sourcing agent, failure to take advantage of synergies between IPS and Forward and issues integrating with IPS. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended September 30, 2018 for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered in West Palm Beach, Florida, Forward is a fully integrated design, development and manufacturing solution to top tier medical and technology customers worldwide. Through its recent acquisition of Intelligent Product Solutions ("IPS") the Company has expanded its ability to design and develop solutions for our existing multinational client base and expand beyond the diabetic product line in to a variety of industries with a full spectrum of hardware and software product design and engineering services. In addition to our existing designs and distribution of carry and protective solutions, primarily for hand held electronic devices, the company now provides one stop shopping for the design development and manufacturing opportunities from a variety of sources.

Contact:

Forward Industries, Inc.

Michael Matte, CFO

(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2018	2018

	(Unaudited)
Assets

Current assets:
Cash	$4,417,281	$4,369,866
Accounts receivable, net	9,303,933	9,024,518
Inventories	1,427,412	1,568,914
Prepaid expenses and other current assets	275,614	248,434

Total current assets	15,424,240	15,211,732
Property and equipment, net	327,712	358,975
Intangible assets, net	1,370,564	1,411,182
Goodwill	2,182,427	2,182,427
Other assets	63,550	63,550

Total assets	$19,368,493	$19,227,866

Liabilities and shareholders' equity

Current liabilities:
Line of credit	$1,300,000	$350,000
Accounts payable	724,226	329,967
Due to Forward China	3,772,364	4,197,435
Deferred income	85,793	125,013
Notes payable - short-term portion	1,715,063	1,770,112
Capital leases payable - short-term portion	52,681	56,876
Deferred consideration - short-term portion	221,000	200,000
Accrued expenses and other current liabilities	463,652	594,887

Total current liabilities	8,334,779	7,624,290

Other liabilities:
Notes payable - long-term portion	30,442	54,335
Capital leases payable - long-term portion	53,987	64,041
Deferred rent	51,423	47,605
Deferred consideration - long-term portion	317,000	338,000

Total other liabilities	452,852	503,981

Total liabilities	8,787,631	8,128,271

Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;
9,533,851 and 9,533,851 shares issued and outstanding, respectively	95,338	95,338
Additional paid-in capital	18,732,190	18,720,396
Accumulated deficit	(8,246,666)	(7,716,139)

Total shareholders' equity	10,580,862	11,099,595

Total liabilities and shareholders' equity	$19,368,493	$19,227,866

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended December 31,

	2018	2017

Net Revenues	$10,183,283	$6,336,467
Cost of sales	8,880,242	5,333,871

Gross profit	1,303,041	1,002,596

Operating expenses:
Sales and marketing	469,599	278,062
General and administrative	1,313,969	673,461

Total operating expenses	1,783,568	951,523

Income (loss) from operations	(480,527)	51,073

Other expenses:
Interest expense	(45,037)	-
Other expense	(4,963)	(4,422)

Total other expense	(50,000)	(4,422)

Income (loss) before income taxes	(530,527)	46,651
Provision for income taxes	-	-

Net income (loss)	$(530,527)	$46,651

Net income (loss)	$(530,527)	$46,651
Other comprehensive income:
Translation adjustments	-	600

Comprehensive income (loss)	$(530,527)	$47,251

Earnings (loss) per share:
Basic	$(0.06)	$0.01

Diluted	$(0.06)	$0.01

Weighted average number of common and
common equivalent shares outstanding:
Basic	9,527,823	8,760,830

Diluted	9,527,823	8,895,456